Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Stratex Networks, Inc. and management’s report on the effectiveness of internal control over financial reporting dated June 14, 2005, appearing in the Annual Report on Form 10-K of Stratex Networks, Inc. for the year ended March 31, 2005.

/s/ Deloitte & Touche LLP

San Jose, California

September 30, 2005